As filed with the Securities and Exchange
Commission on January 9, 1998.                  Registration No. 33-_________


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         -------------------------------


                               SHOE CARNIVAL, INC.
             (Exact name of registrant as specified in its charter)

      Indiana                                                     35-1736614
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

8233 Baumgart Road, Evansville, Indiana                             47711
(Address of Principal Executive Offices)                          (Zip Code)

                               SHOE CARNIVAL, INC.
                      1993 STOCK OPTION AND INCENTIVE PLAN
                            (Full title of the plan)

                                 Mark L. Lemond
                               8233 Baumgart Road
                            Evansville, Indiana 47711
                     (Name and address of agent for service)

                                 (812) 867-6471
          (Telephone number, including area code, of agent for service)

                                   Copies to:
                               James A. Aschleman
                                 Baker & Daniels
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204
                                 (317) 237-0300

                         CALCULATION OF REGISTRATION FEE

  Title of                      Proposed maximum  Proposed maximum    Amount of
 Securities      Amount to be    offering price       aggregate     registration
 to registered   registered(1)    per share(2)    offering price(2)      fee
--------------- -------------------------------- ------------------ ------------
Common Stock,
without par
value.........   600,000 shares     $8.375(3)      $5,025,000(3)     1,482.38(3)
=============== ================================ ================== ============

(1) Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement, also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the 1993 Stock Option and Incentive Plan are to be offered at not less than the market value of one share of common stock of Shoe Carnival, Inc. on the date such incentive stock options are granted.

(3) Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) under the Securities Act using the average of the high and low prices of the Common Stock as reported by NASDAQ on January 8, 1998, which was $8.375 per share.


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     The  Registrant's  Registration  Statement  on Form S-8  (Registration  No.
33-74050) is incorporated herein by reference.

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                                   SIGNATURES

           Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 8th day of December, 1997.

                                              SHOE CARNIVAL, INC.


                                              By: /s/ Mark L. Lemond
                                                  Mark L. Lemond,  President and
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

           Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.



   Signature                       Title                              Date
   ---------                       -----                              ----

/s/ J. Wayne Weaver      Chairman of the Board and              December 8, 1997
J. Wayne Weaver          Director

/s/ Mark L. Lemond       President, Chief Executive             December 8, 1997
Mark L. Lemond           Officer and Director (Principal
                         Executive Officer)

/s/ W. Kerry Jackson     Vice President, Chief Financial        December 8, 1997
W. Kerry Jackson         Officer and Treasurer (Principal
                         Financial Officer and Principal
                         Accounting Officer)

   Signature                       Title                              Date
   ---------                       -----                              ----

/s/ William E. Bindley   Director                               December 8, 1997
William E. Bindley

/s/ Gerald W. Schoor     Director                               December 8, 1997
Gerald W. Schoor

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                                INDEX TO EXHIBITS


Exhibit
  No.                          Description of Exhibit
  4.1 Restated Articles of Incorporation of Registrant (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Current Report on Form 8-K dated July 17, 1996 is incorporated by reference.)
  4.2 By-Laws of Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Quarterly Report on Form 10-Q for the quarter ended November 2, 1996 is incorporated by reference.)
  4.3 1993 Stock Option and Incentive Plan of Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 10-E to the Company's Quarterly Report on Form 10-Q for the quarter ended August 2, 1997 is incorporated by reference.)
    5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
 23.1    Consent of Deloitte & Touche LLP.
 23.2 Consent of Baker & Daniels (included in Baker & Daniels Opinion filed as Exhibit 5).
   24 Power of Attorney (included on the Signature Page of the Registration Statement).

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                                                                       Exhibit 5
                                 BAKER & DANIELS
                      300 North Meridian Street, Suite 2700
                           Indianapolis, Indiana 46204

December 29, 1997

Shoe Carnival, Inc.
8233 Baumgart Road
Evansville, Indiana  47711

Gentlemen:

           We have examined the corporate records and proceedings of Shoe Carnival, Inc., an Indiana corporation ("Company"), with respect to (a) the organization of the Company, and (b) the legal sufficiency of all corporate proceedings of the Company taken in connection with the authorization, reservation for issuance, validity and nonassessability of the additional 600,000 shares of common stock of the Company, without par value ("Common Stock") that may be issued under the Company's 1993 Stock Option and Incentive Plan (the "1993 Plan"), pursuant to the Company's Registration Statement on Form S-8 ("Registration Statement"), in connection with which this opinion is given.

           Based upon such examination, we are of the opinion that:

           1. The Company is a duly organized and validly existing corporation under the laws of the State of Indiana.

           2. When the Registration Statement shall have become effective and the shares of Common Stock offered pursuant thereto have been issued and sold in accordance with the terms of the 1993 Plan such shares will be validly authorized, legally issued, and fully paid and nonassessable.

           Our opinion expressed above is limited to the federal law of the United States and the law of the State of Indiana.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                    Yours very truly,

                                                    /s/ Baker & Daniels

                                                    BAKER & DANIELS

                                                                    Exhibit 23.1








                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Shoe Carnival, Inc. on Form S-8 of our report dated March 7, 1997, appearing in the Annual Report on Form 10-K of Shoe Carnival, Inc. for the fiscal year ended February 1, 1997.

Deloitte & Touche LLP
Stamford, Connecticut

January 9, 1998

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